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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): April 29, 2002



                                BRIGHTPOINT, INC.
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             (Exact name of Registrant as specified in its charter)




         DELAWARE                    0-23494                     35-1778566
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(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)



600 East 96th Street, Suite 575, Indianapolis, Indiana              46240
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (317) 805-4100
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(Former name or former address, if changed since last report)

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Item 5.  Other Events.

On April 29, 2002 Brightpoint, Inc. issued a press release in the form attached hereto as Exhibit 99.1, which is incorporated herein by reference. The Company announced that it received a notice on April 29, 2002 from Nasdaq of the Company's failure to comply with the U.S. $1.00 minimum bid price requirement for continued listing on the Nasdaq National Market as set forth in Nasdaq Marketplace Rule 4450(a)(5)(the "Rule"). Accordingly, the Company's common stock is subject to delisting from the Nasdaq National Market if the Company cannot demonstrate that it is in compliance with the Rule by July 29, 2002. The Company believes that delisting from Nasdaq would have a material adverse affect on the Company and therefore, it intends to take the actions it believes are necessary to avoid the delisting of its common stock from the Nasdaq National Market. The Company's Board of Directors has approved a 1 for 7 reverse split of its common stock. The Company intends to submit the reverse split for approval by the Company's stockholders at the Company's Annual Meeting of Stockholders currently scheduled for June 26, 2002. If the Company's stockholders approve the reverse split, the Company believes that it will be able to comply with the Rule which should allow it to avoid delisting of its common stock. Additionally, if the reverse split is effected, the Company would have approximately 8 million shares of common stock issued and outstanding of 100 million shares of common stock authorized.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)-(b) Not Applicable

(c)  Exhibits.

  99.1 Brightpoint, Inc. Press Release dated April 29, 2002.
  99.2 Cautionary Statements.




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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BRIGHTPOINT, INC.
                                        (Registrant)

                                        By: /s/ Steven E. Fivel
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                                                Steven E. Fivel
                                                Executive Vice President and
                                                General Counsel


Date:  May 1, 2002





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